UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2013

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8659 Research Dr.

Irvine, CA 92618

(Address of Principal Executive Offices) (Zip Code)

(949) 453-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 1, 2013, MFLEX Chengdu Co., Ltd. (“MCH”), a subsidiary of Multi-Fineline Electronix, Inc. (the “Company”), entered into a Line of Credit Agreement (the “MCH Credit Line”) with Bank of China Co., Ltd. Chengdu Development West Zone Sub-Branch (“BC”), providing for a line of credit to MCH in an amount of $11 million US dollars. The MCH Credit Line will mature on February 5, 2014. MCH and BC have also entered into a Facility Offer Letter dated as of March 1, 2013 (the “Facility Offer Letter”). The Facility Offer Letter sets forth the MFLEX pricing negotiated by BC and MCH (the “MFLEX Price”). The loan interest rate shall be negotiated by the parties based on the lending cost in the Chinese market for US dollars on the day the loan is made. The MCH Credit Line will be used for working capital and general business purposes. A copy of each of the MCH Credit Line and the Facility Offer Letter are attached hereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 7, 2013, Mr. Kheng-Joo Khaw, a Class I director, notified Multi-Fineline Electronix, Inc. (the “Company”) of his resignation from the Board of Directors of the Company. There were no disagreements with the Company that led to Mr. Khaw’s decision to resign.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on March 6, 2013. The stockholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement dated January 17, 2013.

Proposal 1: Election of Directors:

Director	For	Withheld	Broker Non-Votes
Benjamin C. Duster, IV	21,675,317	791,778	903,490
Reza A. Meshgin	22,362,539	104,556	903,490

All of the foregoing candidates were elected and each received affirmative votes not only from more than a majority of the shares voting, but also from a majority of the outstanding shares.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm:

For	Against	Abstain	Broker Non-Votes
20,986,235	2,384,275	75	0

The foregoing proposal was approved.

Proposal 3: Non-Binding Advisory Vote to Approve the Compensation of the Company’s Named Executive Officer Compensation Practices

For	Against	Abstain	Broker Non-Votes
22,378,839	84,146	4,110	903,490

The foregoing proposal was approved.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.84	Line of Credit Agreement between MFLEX Chengdu Co., Ltd. and Bank of China Co., Ltd. Chengdu Development West Zone Sub-Branch dated March 1, 2013

10.85	Facility Offer Letter between MFLEX Chengdu Co., Ltd. and Bank of China Co., Ltd. Chengdu Development West Zone Sub-Branch dated March 1, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Multi-Fineline Electronix, Inc., a Delaware corporation

Date: March 7, 2013

	By:	/s/ Reza Meshgin
Reza Meshgin
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.84	Line of Credit Agreement between MFLEX Chengdu Co., Ltd. and Bank of China Co., Ltd. Chengdu Development West Zone Sub-Branch dated March 1, 2013

10.85	Facility Offer Letter between MFLEX Chengdu Co., Ltd. and Bank of China Co., Ltd. Chengdu Development West Zone Sub-Branch dated March 1, 2013